Filed Pursuant to Rule 433

Registration No. 333-180488

Market-Linked Investments
Monthly Guidebook
September 2013

Investment products provided:
Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

  Please see the final page for important information.

MERRILL LYNCH MARKET-LINKED INVESTMENTS

Market-Linked Investments are unsecured debt obligations of an issuing company that are different from conventional bonds. The return and value of Market-Linked Investments are based on the performance of one or more underlying market measures. These market measures may include equities or equity indices, commodities or commodity indices, currencies and interest rates. Market-Linked Investments are designed to meet specific investment objectives.

This Market-Linked Investments Monthly Guidebook describes certain preliminary terms of the Market-Linked Investments – as well as those of certain other notes, which are not Market-Linked Investments - offered during the month. It is not a preliminary prospectus and does not contain all of the material terms of, or risks related to, the Market-Linked Investments and other notes offered. You should read the preliminary term sheet for the specific Market-Linked Investment and the accompanying product supplement, prospectus supplement and prospectus and, in the case of the other notes, the preliminary term sheet and the accompanying prospectus supplement and prospectus (collectively referred to as the “preliminary offering documents”) before investing.

The following pages contain hyperlinks to the preliminary offering documents for the Market-Linked Investments and other notes that we are offering this month. You may also find copies of all the preliminary offering documents for this month’s offerings at:

http://wealthmanagement.ml.com/publish/mkt/prospectus/prospectus.htm

FACTORS TO CONSIDER WHEN PURCHASING MARKET-LINKED INVESTMENTS

Market-Linked Investments (“MLIs”) may not be suitable for all investors. MLIs differ in terms of complexity and have different payout characteristics, risks and rewards. You should understand the characteristics, risks and rewards of each MLI as well as those of the linked market measure (i.e. equity, commodity, currency, interest rates) before making a decision to invest. Prior to investing, you should carefully read the related preliminary offering documents, which contain a detailed explanation of the terms of the specific offering as well as the risks, tax treatment and other relevant information about the investment and the applicable issuer. Additionally, you should consult your investment, accounting, legal and tax advisors before investing.

Risk considerations

—	Depending on the terms of the MLI and the performance of the linked market measure, you can lose some or all of your principal investment.

—	Unlike conventional fixed or floating rate bonds, MLIs generally do not provide interest or coupon payments. Some MLIs may also cap or limit the upside participation in the linked market measure.

—	Your return on the MLI may be less than the yield you could earn by owning a conventional fixed or floating rate debt security of comparable maturity. Also, your return, if any, may be less than a comparable investment directly in the linked market measure.

—	Any payments due on MLIs, including Market Downside Protected MLIs, are subject to the credit risk of the applicable issuer. If the issuer goes bankrupt or is unable to make payments on its obligations, you could lose all of your investment. You should not invest in the MLI if you are not willing to assume the credit risk of the applicable issuer.

—	The price at which you may be able to sell your MLI prior to maturity in the secondary market may be lower than the price you paid for it, due to a number of factors, including changes in the linked market measure’s performance, the creditworthiness of the issuer and the initial costs of developing, hedging and distributing the MLIs.

—	You may not be able to sell your MLIs in the secondary market, and the issuer or Merrill Lynch is not obligated to purchase them from you.

—	The issuers, the selling agents, and their respective affiliates, may engage in business, hedging, and trading activities in the notes and the linked market measure, which may affect the market value and return of the notes and may create conflicts of interest with you. Additionally, there may be potential conflicts of interest involving the calculation agent for the notes.

—	The U.S. federal income tax treatment for Market-Linked Investments will depend upon a variety of factors, including the structure of the specific investment and can be uncertain. You should consult your tax advisor before investing in the notes.

WHERE YOU CAN OBTAIN MORE INFORMATION

Each issuer has filed a registration statement (each of which includes a prospectus) with the Securities and Exchange Commission (SEC) for its Market-Linked Investments and other notes that are described in this Monthly Guidebook. Before you invest, you should carefully read the prospectus in that registration statement and other documents that the applicable issuer has filed with the SEC for more complete information about that issuer and any offering described in this Monthly Guidebook. You may obtain these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Merrill Lynch will arrange to send you the prospectus and other documents relating to any offering described in this document if you so request by calling toll-free 1-866-500-5408. Each of these issuers faces risks that are specific to its business, and we encourage you to carefully consider these risks before making an investment in their securities.

—	For registered offerings of Bank of America Corporation: Bank of America Corporation’s Central Index Key, or CIK, on the SEC website is 70858.

—	For registered offerings of HSBC USA Inc.: HSBC USA Inc.’s CIK on the SEC website is 83246.

—	For registered offerings of Barclays Bank PLC: Barclays Bank PLC’s CIK on the SEC website is 312070.

—	For registered offerings of Aktiebolaget Svensk Exportkredit (Publ) (Swedish Export Credit Corporation): Swedish Export Credit Corporation’s CIK on the SEC website is 352960.

—	For registered offerings of Royal Bank of Canada: Royal Bank of Canada’s CIK on the SEC website is 1000275.

—	For registered offerings of Credit Suisse: Credit Suisse’s CIK on the SEC website is 1053092.

IMPORTANT NOTICE:

—	If you received this document by e-mail, you may view a copy of the relevant preliminary offering document by clicking on the preliminary offering document hyperlink related to the specific Market-Linked Investment or other note on each of the following pages.

—	If you received this document in hard copy, please call your Financial Advisor or call toll-free 1-866-500-5408, who will arrange to deliver copies of the relevant preliminary offering document to you.

MARKET-LINKED STEP UP NOTES

Market-Linked Step Up Notes Linked to the S&P 500® Index
Issuer	Bank of America Corporation (“BAC”)
Original Offering Price	$10.00 per unit
Term	Approximately 5 years
Market Measure	S&P 500® Index (Bloomberg symbol: “SPX”)
Payout Profile at Maturity

—   If the Market Measure is flat or increases up to the Step Up Value, a return equal to the Step Up Payment

—   If the Market Measure increases above the Step Up Value, a return equal to the percentage increase in the Market Measure

—   1-to-1 downside exposure to decreases in the Market Measure beyond a 20% decline, with up to 80% of your principal at risk

Step Up Value	[116% to 122%] of the Starting Value; to be determined on the pricing date
Step Up Payment	[$1.60 to $2.20] per unit, a [16% to 22%] return over the Original Offering Price, to be determined on the pricing date
Threshold Value	80% of the Starting Value
Investment Considerations	This investment is designed for investors who anticipate that the Market Measure will increase over the term of the notes and are willing to take downside risk below a threshold and forgo interim interest payments.
Preliminary Offering Documents	http://www.sec.gov/Archives/edgar/data/70858/000119312513352527/d591283dfwp.htm
Exchange Listing	No

You should read the relevant Preliminary Offering Documents before you invest.

Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy.

Risk Factors

Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following:

—	Depending on the performance of the Market Measure as measured shortly before the maturity date, your investment may result in a loss; there is no guaranteed return of principal.
—	Payments on the notes are subject to the credit risk of BAC, and actual or perceived changes in the creditworthiness of BAC are expected to affect the value of the notes. If BAC becomes insolvent or is unable to pay its obligations, you may lose your entire investment.
—	The initial estimated value of the notes on the pricing date will be less than their public offering price.
—	If you attempt to sell the notes prior to maturity, their market value may be lower than both the public offering price and the initial estimated value of the notes on the pricing date.
—	You will have no rights of a holder of the securities represented by the Market Measure, and you will not be entitled to receive securities or dividends or other distributions by the issuers of those securities.

Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure.

MARKET-LINKED STEP UP NOTES

Market-Linked Step Up Notes Linked to the Dow Jones Industrial AverageSM
Issuer	Bank of America Corporation (“BAC”)
Original Offering Price	$10.00 per unit
Term	Approximately 3 years
Market Measure	Dow Jones Industrial AverageSM (Bloomberg symbol: “INDU”)
Payout Profile at Maturity

—    If the Market Measure is flat or increases up to the Step Up Value, a return equal to the Step Up Payment

—    If the Market Measure increases above the Step Up Value, a return equal to the percentage increase in the Market Measure

—    1-to-1 downside exposure to decreases in the Market Measure, with up to 100% of your principal at risk

Step Up Value	[116% to 122%] of the Starting Value; to be determined on the pricing date
Step Up Payment	[$1.60 to $2.20] per unit, a [16% to 22%] return over the Original Offering Price, to be determined on the pricing date
Threshold Value	100% of the Starting Value
Starting Value:	The lowest closing level of the Market Measure on any Market Measure Business Day during the Starting Value Determination Period
Starting Value Determination Period:	The period from and including the pricing date to and including the day that is approximately two months following the pricing date
Investment Considerations	This investment is designed for investors who anticipate that the Market Measure will increase over the term of the notes and are willing to take full downside risk and forgo interim interest payments.
Preliminary Offering Documents	http://www.sec.gov/Archives/edgar/data/70858/000119312513352508/d591119dfwp.htm
Exchange Listing	No

You should read the relevant Preliminary Offering Documents before you invest.

Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy.

Risk Factors

Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following:

—	Depending on the performance of the Market Measure as measured shortly before the maturity date, your investment may result in a loss; there is no guaranteed return of principal.
—	Payments on the notes are subject to the credit risk of BAC, and actual or perceived changes in the creditworthiness of BAC are expected to affect the value of the notes. If BAC becomes insolvent or is unable to pay its obligations, you may lose your entire investment.
—	The Starting Value will be determined after the pricing date of the notes.
—	The initial estimated value of the notes on the pricing date will be less than their public offering price.
—	If you attempt to sell the notes prior to maturity, their market value may be lower than both the public offering price and the initial estimated value of the notes on the pricing date.
—	You will have no rights of a holder of the securities represented by the Market Measure, and you will not be entitled to receive securities or dividends or other distributions by the issuers of those securities.

Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure.

MARKET-LINKED STEP UP NOTES

Market-Linked Step Up Notes Linked to the S&P 500® Index
Issuer	Bank of America Corporation (“BAC”)
Original Offering Price	$10.00 per unit
Term	Approximately 2 years
Market Measure	S&P 500® Index (Bloomberg symbol: “SPX”)
Payout Profile at Maturity

—    If the Market Measure is flat or increases up to the Step Up Value, a return equal to the Step Up Payment

—    If the Market Measure increases above the Step Up Value, a return equal to the percentage increase in the Market Measure

—    1-to-1 downside exposure to decreases in the Market Measure, with up to 100% of your principal at risk

Step Up Value	[110% to 116%] of the Starting Value; to be determined on the pricing date
Step Up Payment	[$1.00 to $1.60] per unit, a [10% to 16%] return over the Original Offering Price, to be determined on the pricing date
Threshold Value	100% of the Starting Value
Investment Considerations	This investment is designed for investors who anticipate that the Market Measure will increase over the term of the notes and are willing to take full downside risk and forgo interim interest payments.
Preliminary Offering Documents	http://www.sec.gov/Archives/edgar/data/70858/000119312513352529/d591606dfwp.htm
Exchange Listing	No

You should read the relevant Preliminary Offering Documents before you invest.

Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy.

Risk Factors

Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following:

—	Depending on the performance of the Market Measure as measured shortly before the maturity date, your investment may result in a loss; there is no guaranteed return of principal.
—	Payments on the notes are subject to the credit risk of BAC, and actual or perceived changes in the creditworthiness of BAC are expected to affect the value of the notes. If BAC becomes insolvent or is unable to pay its obligations, you may lose your entire investment.
—	The initial estimated value of the notes on the pricing date will be less than their public offering price.
—	If you attempt to sell the notes prior to maturity, their market value may be lower than both the public offering price and the initial estimated value of the notes on the pricing date.
—	You will have no rights of a holder of the securities represented by the Market Measure, and you will not be entitled to receive securities or dividends or other distributions by the issuers of those securities.

Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure.

AUTOCALLABLE MARKET-LINKED STEP UP NOTES

Autocallable Market-Linked Step Up Notes Linked to the Russell 2000® Index
Issuer	Bank of America Corporation (“BAC”)
Original Offering Price	$10.00 per unit
Term	Approximately 3 years
Market Measure	Russell 2000® Index (Bloomberg symbol: “RTY”)
Automatic Call	The notes will be called automatically on any Observation Date if the closing level of the Market Measure is equal to or greater than the Call Level
Call Level	100% of the Starting Value
Observation Dates	Approximately one year and two years from the pricing date
Call Amount	$0.90 if called on the first Observation Date and $1.80 if called on the second Observation Date
Payout Profile at Maturity

—    If the Market Measure is flat or increases up to the Step Up Value, a return equal to the Step Up Payment

—    If the Market Measure increases above the Step Up Value, a return equal to the percentage increase in the Market Measure

—    1-to-1 downside exposure to decreases in the Market Measure beyond a 5% decline, with up to 95% of your principal at risk

Step Up Value	[120% to 126%] of the Starting Value; to be determined on the pricing date
Step Up Payment	[$2.00 to $2.60] per unit, a [20% to 26%] return over the Original Offering Price, to be determined on the pricing date
Threshold Value	95% of the Starting Value
Investment Considerations	This investment is designed for investors who anticipate that the Market Measure will increase over the term of the notes and are willing to take downside risk below a threshold and forgo interim interest payments, and are willing to have their notes called prior to maturity.
Preliminary Offering Documents	http://www.sec.gov/Archives/edgar/data/70858/000119312513351997/d593619dfwp.htm
Exchange Listing	No

You should read the relevant Preliminary Offering Documents before you invest.

Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy.

Risk Factors

Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following:

—	If your notes are not called prior to maturity, your investment may result in a loss; there is no guaranteed return of principal.
—	Payments on the notes are subject to the credit risk of BAC, and actual or perceived changes in the creditworthiness of BAC are expected to affect the value of the notes. If BAC becomes insolvent or is unable to pay its obligations, you may lose your entire investment.
—	The initial estimated value of the notes on the pricing date will be less than their public offering price.
—	If you attempt to sell the notes prior to maturity, their market value may be lower than both the public offering price and the initial estimated value of the notes on the pricing date.
—	If called, your return on the notes, is limited to the applicable Call Premium.
—	You will have no rights of a holder of the securities represented by the Market Measure, and you will not be entitled to receive securities or dividends or other distributions by the issuers of those securities.

Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure.

AUTOCALLABLE MARKET-LINKED STEP UP NOTES

Autocallable Market-Linked Step Up Notes Linked to the S&P 500® Index
Issuer	Bank of America Corporation (“BAC”)
Original Offering Price	$10.00 per unit
Term	Approximately 3 years
Market Measure	S&P 500® Index (Bloomberg symbol: “SPX”)
Automatic Call	The notes will be called automatically on any Observation Date if the closing level of the Market Measure is equal to or greater than the Call Level
Call Level	100% of the Starting Value
Observation Dates	Approximately one year and two years from the pricing date
Call Amount	$0.80 if called on the first Observation Date and $1.60 if called on the second Observation Date
Payout Profile at Maturity

— If the Market Measure is flat or increases up to the Step Up Value, a return equal to the Step Up Payment

— If the Market Measure increases above the Step Up Value, a return equal to the percentage increase in the Market Measure

— 1-to-1 downside exposure to decreases in the Market Measure, with up to 100% of your principal at risk

Step Up Value	[120% to 126%] of the Starting Value; to be determined on the pricing date
Step Up Payment	[$2.00 to $2.60] per unit, a [20% to 26%] return over the Original Offering Price, to be determined on the pricing date
Threshold Value	100% of the Starting Value
Investment Considerations	This investment is designed for investors who anticipate that the Market Measure will increase over the term of the notes and are willing to take full downside risk and forgo interim interest payments, and are willing to have their notes called prior to maturity.
Preliminary Offering Documents	http://www.sec.gov/Archives/edgar/data/70858/000119312513352002/d593607dfwp.htm
Exchange Listing	No

You should read the relevant Preliminary Offering Documents before you invest.

Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy.

Risk Factors

Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following:

—	If your notes are not called prior to maturity, your investment may result in a loss; there is no guaranteed return of principal.
—	Payments on the notes are subject to the credit risk of BAC, and actual or perceived changes in the creditworthiness of BAC are expected to affect the value of the notes. If BAC becomes insolvent or is unable to pay its obligations, you may lose your entire investment.
—	The initial estimated value of the notes on the pricing date will be less than their public offering price.
—	If you attempt to sell the notes prior to maturity, their market value may be lower than both the public offering price and the initial estimated value of the notes on the pricing date.
—	If called, your return on the notes, is limited to the applicable Call Premium.
—	You will have no rights of a holder of the securities represented by the Market Measure, and you will not be entitled to receive securities or dividends or other distributions by the issuers of those securities.

Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure.

LEVERAGED INDEX RETURN NOTES® (LIRNS®)

LIRNs® Linked to the Dow Jones Industrial AverageSM
Issuer	Bank of America Corporation (“BAC”)
Principal Amount	$10.00 per unit
Term	Approximately 4 years
Market Measure	Dow Jones Industrial AverageSM (Bloomberg symbol: “INDU”)
Payout Profile at Maturity	— [100% to 120%] participation in increases in the Market Measure — 1-to-1 downside exposure to decreases in the Market Measure beyond a 15% decline, with up to 85% of your principal at risk
Participation Rate	[100% - 120%] to be determined on the pricing date
Threshold Value	85% of the Starting Value of the Market Measure
Investment Considerations	This investment is designed for investors who anticipate that the Market Measure will increase over the term of the notes, and are willing to take downside risk below a threshold and forgo interim interest payments.
Preliminary Offering Documents	http://www.sec.gov/Archives/edgar/data/70858/000119312513352533/d591291dfwp.htm
Exchange Listing	No

You should read the relevant Preliminary Offering Documents before you invest.

Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy.

Risk Factors

Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following:

—	Depending on the performance of the Market Measure as measured shortly before the maturity date, your investment may result in a loss; there is no guaranteed return of principal.
—	Payments on the notes are subject to the credit risk of BAC, and actual or perceived changes in the creditworthiness of BAC are expected to affect the value of the notes. If BAC becomes insolvent or is unable to pay its obligations, you may lose your entire investment.
—	The initial estimated value of the notes on the pricing date will be less than their public offering price.
—	If you attempt to sell the notes prior to maturity, their market value may be lower than both the public offering price and the initial estimated value of the notes on the pricing date.
—	You will have no rights of a holder of the securities represented by the Market Measure, and you will not be entitled to receive securities or dividends or other distributions by the issuers of those securities.

Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure.

CAPPED LEVERAGED INDEX RETURN NOTES® (CAPPED LIRNS®)

Capped LIRNs® Linked to the S&P 500® Index
Issuer	Bank of America Corporation (“BAC”)
Principal Amount	$10.00 per unit
Term	Approximately 2 years
Market Measure	S&P 500® Index (Bloomberg symbol: “SPX”)
Payout Profile at Maturity

— 2-to-1 upside exposure to increases in the Market Measure, subject to the Capped Value

— 1-to-1 downside exposure to decreases in the Market Measure beyond a 10% decline, with up to 90% of your principal at risk

Capped Value	[$11.20 - $11.60], a [12% - 16%] return over the Principal Amount, to be determined on the pricing date
Threshold Value	90% of the Starting Value of the Market Measure
Investment Considerations	This investment is designed for investors who anticipate that the Market Measure will increase moderately over the term of the notes, are willing to accept a capped return, take downside risk below a threshold and forgo interim interest payments.
Preliminary Offering Documents	http://www.sec.gov/Archives/edgar/data/70858/000119312513352248/d593664dfwp.htm
Exchange Listing	No

You should read the relevant Preliminary Offering Documents before you invest.

Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy.

Risk Factors

Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following:

—	Depending on the performance of the Market Measure as measured shortly before the maturity date, your investment may result in a loss; there is no guaranteed return of principal.
—	Payments on the notes are subject to the credit risk of BAC, and actual or perceived changes in the creditworthiness of BAC are expected to affect the value of the notes. If BAC becomes insolvent or is unable to pay its obligations, you may lose your entire investment.
—	Your investment return, if any, is limited to the return represented by the Capped Value and may be less than a comparable investment directly in the stocks included in the Market Measure.
—	The initial estimated value of the notes on the pricing date will be less than their public offering price.
—	If you attempt to sell the notes prior to maturity, their market value may be lower than both the public offering price and the initial estimated value of the notes on the pricing date.
—	You will have no rights of a holder of the securities represented by the Market Measure, and you will not be entitled to receive securities or dividends or other distributions by the issuers of those securities.

Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure.

ACCELERATED RETURN NOTES® (ARNs®)

Accelerated Return Notes® Linked to the Gold Spot Price
Issuer	Bank of America Corporation (“BAC”)
Original Offering Price	$10.00 per unit
Term	Approximately 14 months
Market Measure	Gold Spot Price (Bloomberg symbol: “GOLDLNPM”)
Payout Profile at Maturity	— 3-to-1 upside exposure to increases in the Market Measure, subject to the Capped Value — 1-to-1 downside exposure to decreases in the Market Measure, with 100% of your investment at risk
Capped Value	[$11.20 - $11.60] per unit, a [12% - 16%] return over the Original Offering Price, to be determined on the pricing date
Investment Considerations	This investment is designed for investors who anticipate that the Market Measure will increase moderately over the term of the notes, are willing to accept a capped return, take full downside risk and forgo interim interest payments.
Preliminary Offering Documents	http://www.sec.gov/Archives/edgar/data/70858/000119312513352510/d593490dfwp.htm
Exchange Listing	No

You should read the relevant Preliminary Offering Documents before you invest.

Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy.

Risk Factors

Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following:

—	Depending on the performance of the Market Measure as measured shortly before the maturity date, your investment may result in a loss; there is no guaranteed return of principal.
—	Payments on the notes are subject to the credit risk of BAC, and actual or perceived changes in the creditworthiness of BAC are expected to affect the value of the notes. If BAC becomes insolvent or is unable to pay its obligations, you may lose your entire investment.
—	Your investment return, if any, is limited to the return represented by the Capped Value and may be less than a comparable investment directly in gold, as measured by the Market Measure.
—	The initial estimated value of the notes on the pricing date will be less than their public offering price.
—	If you attempt to sell the notes prior to maturity, their market value may be lower than both the public offering price and the initial estimated value of the notes on the pricing date.
—	You will not be entitled to any rights with respect to the Market Measure or any related futures contracts.
—	The notes will not be regulated by the U.S. Commodity Futures Trading Commission. Changes in laws or regulations may affect the value of the notes.

Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure.

ACCELERATED RETURN NOTES® (ARNs®)

Accelerated Return Notes® Linked to the NYSE Arca Gold Miners Index
Issuer	Bank of America Corporation (“BAC”)
Principal Amount	$10.00 per unit
Term	Approximately 14 months
Market Measure	NYSE Arca Gold Miners Index (Bloomberg symbol: “GDM”)
Payout Profile at Maturity	— 3-to-1 upside exposure to increases in the Market Measure, subject to the Capped Value — 1-to-1 downside exposure to decreases in the Market Measure, with 100% of your investment at risk
Capped Value	[$13.00 - $13.40] per unit, a [30% - 34%] return over the Principal Amount, to be determined on the pricing date
Investment Considerations	This investment is designed for investors who anticipate that the Market Measure will increase moderately over the term of the notes, are willing to accept a capped return, take full downside risk and forgo interim interest payments.
Preliminary Offering Documents	http://www.sec.gov/Archives/edgar/data/70858/000119312513355871/d593626dfwp.htm
Exchange Listing	No

You should read the relevant Preliminary Offering Documents before you invest.

Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy.

Risk Factors

Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following:

—	Depending on the performance of the Market Measure as measured shortly before the maturity date, your investment may result in a loss; there is no guaranteed return of principal.
—	Payments on the notes are subject to the credit risk of BAC, and actual or perceived changes in the creditworthiness of BAC are expected to affect the value of the notes. If BAC becomes insolvent or is unable to pay its obligations, you may lose your entire investment.
—	Your investment return, if any, is limited to the return represented by the Capped Value and may be less than a comparable investment directly in the stocks included in the Market Measure.
—	The initial estimated value of the notes on the pricing date will be less than their public offering price.
—	If you attempt to sell the notes prior to maturity, their market value may be lower than both the public offering price and the initial estimated value of the notes on the pricing date.
—	You will have no rights of a holder of the securities represented by the Market Measure, and you will not be entitled to receive securities or dividends or other distributions by the issuers of those securities.
—	The securities included in the Market Measure are concentrated in a single sector; the Market Measure is heavily concentrated in a small number of index components.
—	There is no direct correlation between the value of the notes or the level of the Market Measure, on the one hand, and gold and silver prices, on the other hand.

Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure.

ACCELERATED RETURN NOTES® (ARNs®)

Accelerated Return Notes® Linked to the S&P Oil & Gas Exploration and Production Select Industry Index
Issuer	Bank of America Corporation (“BAC”)
Principal Amount	$10.00 per unit
Term	Approximately 14 months
Market Measure	S&P Oil & Gas Exploration and Production Select Industry Index (Bloomberg symbol: “SPSIOP”)
Payout Profile at Maturity	— 3-to-1 upside exposure to increases in the Market Measure, subject to the Capped Value — 1-to-1 downside exposure to decreases in the Market Measure, with 100% of your investment at risk
Capped Value	[$11.50 - $11.90] per unit, a [15% - 19%] return over the Principal Amount, to be determined on the pricing date
Investment Considerations	This investment is designed for investors who anticipate that the Market Measure will increase moderately over the term of the notes, and are willing to accept a capped return, take full downside risk and forgo interim interest payments.
Preliminary Offering Documents	http://www.sec.gov/Archives/edgar/data/70858/000119312513352433/d591432dfwp.htm
Exchange Listing	No

You should read the relevant Preliminary Offering Documents before you invest.

Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy.

Risk Factors

Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following:

—	Depending on the performance of the Market Measure as measured shortly before the maturity date, your investment may result in a loss; there is no guaranteed return of principal.
—	Payments on the notes are subject to the credit risk of BAC, and actual or perceived changes in the creditworthiness of BAC are expected to affect the value of the notes. If BAC becomes insolvent or is unable to pay its obligations, you may lose your entire investment.
—	Your investment return, if any, is limited to the return represented by the Capped Value and may be less than a comparable investment directly in the stocks included in the Market Measure.
—	The initial estimated value of the notes on the pricing date will be less than their public offering price.
—	If you attempt to sell the notes prior to maturity, their market value may be lower than both the public offering price and the initial estimated value of the notes on the pricing date.
—	You will have no rights of a holder of the securities represented by the Market Measure, and you will not be entitled to receive securities or dividends or other distributions by the issuers of those securities.
—	The stocks included in the Market Measure are concentrated in one sector.
—	The stocks of companies in the oil and gas sector are subject to swift price fluctuations.

Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure.

ACCELERATED RETURN NOTES® (ARNs®)

Accelerated Return Notes® Linked to the PHLX Housing SectorSM Index
Issuer	Bank of America Corporation (“BAC”)
Principal Amount	$10.00 per unit
Term	Approximately 14 months
Market Measure	PHLX Housing SectorSM Index (Bloomberg symbol: “HGX”)
Payout Profile at Maturity	— 3-to-1 upside exposure to increases in the Market Measure, subject to the Capped Value — 1-to-1 downside exposure to decreases in the Market Measure, with 100% of your investment at risk
Capped Value	[$11.70 - $12.10] per unit, a [17% - 21%] return over the Principal Amount, to be determined on the pricing date
Investment Considerations	This investment is designed for investors who anticipate that the Market Measure will increase moderately over the term of the notes, are willing to accept a capped return, take full downside risk and forgo interim interest payments.
Preliminary Offering Documents	http://www.sec.gov/Archives/edgar/data/70858/000119312513352160/d593542dfwp.htm
Exchange Listing	No

You should read the relevant Preliminary Offering Documents before you invest.

Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy.

Risk Factors

Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following:

—	Depending on the performance of the Market Measure as measured shortly before the maturity date, your investment may result in a loss; there is no guaranteed return of principal.
—	Payments on the notes are subject to the credit risk of BAC, and actual or perceived changes in the creditworthiness of BAC are expected to affect the value of the notes. If BAC becomes insolvent or is unable to pay its obligations, you may lose your entire investment.
—	Your investment return, if any, is limited to the return represented by the Capped Value and may be less than a comparable investment directly in the stocks included in the Market Measure.
—	The initial estimated value of the notes on the pricing date will be less than their public offering price.
—	If you attempt to sell the notes prior to maturity, their market value may be lower than both the public offering price and the initial estimated value of the notes on the pricing date.
—	You will have no rights of a holder of the securities represented by the Market Measure, and you will not be entitled to receive securities or dividends or other distributions by the issuers of those securities.
—	The securities included in the Market Measure are concentrated in a single sector; the Market Measure is heavily concentrated in a small number of index components.
—	The housing construction industry is significantly affected by general and local economic conditions and real estate markets as well as by weather conditions, natural disasters, and geopolitical events, any of which could adversely affect the performance of the companies included in the Index.

Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure.

ACCELERATED RETURN NOTES® (ARNs®)

Accelerated Return Notes® Linked to the S&P 100® Index
Issuer	Bank of America Corporation (“BAC”)
Principal Amount	$10.00 per unit
Term	Approximately 14 months
Market Measure	S&P 100® Index (Bloomberg symbol: “OEX”)
Payout Profile at Maturity	— 3-to-1 upside exposure to increases in the Market Measure, subject to the Capped Value — 1-to-1 downside exposure to decreases in the Market Measure, with 100% of your investment at risk
Capped Value	[$10.90 - $11.30] per unit, a [9% - 13%] return over the Principal Amount, to be determined on the pricing date
Investment Considerations	This investment is designed for investors who anticipate that the Market Measure will increase moderately over the term of the notes, and are willing to accept a capped return, take full downside risk and forgo interim interest payments.
Preliminary Offering Documents	http://www.sec.gov/Archives/edgar/data/70858/000119312513352780/d591712dfwp.htm
Exchange Listing	No

You should read the relevant Preliminary Offering Documents before you invest.

Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy.

Risk Factors

Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following:

—	Depending on the performance of the Market Measure as measured shortly before the maturity date, your investment may result in a loss; there is no guaranteed return of principal.
—	Payments on the notes are subject to the credit risk of BAC, and actual or perceived changes in the creditworthiness of BAC are expected to affect the value of the notes. If BAC becomes insolvent or is unable to pay its obligations, you may lose your entire investment.
—	Your investment return, if any, is limited to the return represented by the Capped Value and may be less than a comparable investment directly in the stocks included in the Market Measure.
—	The initial estimated value of the notes on the pricing date will be less than their public offering price.
—	If you attempt to sell the notes prior to maturity, their market value may be lower than both the public offering price and the initial estimated value of the notes on the pricing date.
—	You will have no rights of a holder of the securities represented by the Market Measure, and you will not be entitled to receive securities or dividends or other distributions by the issuers of those securities.

Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure.

MARKET INDEX TARGET-TERM SECURITIES® (MITTS®)

MITTS® Linked to the Merrill Lynch Commodity index eXtraSM - Excess Return
Issuer	Bank of America Corporation (“BAC”)
Original Offering Price	$10.00 per unit
Term	Approximately 6 years
Market Measure	Merrill Lynch Commodity index eXtraSM - Excess Return (Bloomberg symbol: “MLCXER”)
Payout Profile at Maturity	— 100% participation in increases in the Market Measure, subject to the Capped Value — If the Market Measure decreases, payment at maturity will be the principal amount
Capped Value	[$15.50 - $16.50], a [55% - 65%] return over the Original Offering Price, to be determined on the pricing date
Participation Rate	100%
Minimum Redemption Amount	$10.00 per unit
Investment Considerations	This investment is designed for investors who anticipate that the Market Measure will increase over the term of the notes, are seeking protection against declines in the Market Measure at maturity, and are willing forgo interim interest payments.
Preliminary Offering Documents	http://www.sec.gov/Archives/edgar/data/70858/000119312513352252/d591129dfwp.htm
Exchange Listing	No

You should read the relevant Preliminary Offering Documents before you invest.

Click on the Preliminary Offering Documents hyperlink above or call your Financial Advisor for a hard copy.

Risk Factors

Please see the Preliminary Offering Documents for a description of certain risks related to this investment, including, but not limited to, the following:

—	Depending on the performance of the Market Measure as measured shortly before the maturity date, you may not earn a return on your investment.
—	Payments on the notes are subject to the credit risk of BAC, and actual or perceived changes in the creditworthiness of BAC are expected to affect the value of the notes. If BAC becomes insolvent or is unable to pay its obligations, you may lose your entire investment.
—	Your investment return, if any, is limited to the return represented by the Capped Value and may be less than a comparable investment directly in the components of the Market Measure.
—	The initial estimated value of the notes on the pricing date will be less than their public offering price.
—	If you attempt to sell the notes prior to maturity, their market value may be lower than both the public offering price and the initial estimated value of the notes on the pricing date.
—	You will not be entitled to any rights with respect to the futures contracts or commodities included in or tracked by the Market Measure.
—	The notes will not be regulated by the U.S. Commodity Futures Trading Commission. Changes in laws or regulations may affect the value of the notes.
—	Higher future prices of the components of the Market Measure relative to their current prices may have a negative effect on the level of the Market Measure, and therefore the value of the notes.
—	The Market Measure tracks commodity futures contracts and does not track the spot prices of the Market Measure’s commodities.

Final terms will be set on the pricing date within the given range for the specified Market-Linked Investment. Please see the Preliminary Offering Documents for complete product disclosure, including related risks and tax disclosure.

NOTICES AND DISCLAIMERS

This document contains references to trademarks of index publishers, which have been licensed or sub-licensed for use for certain purposes by Bank of America Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, HSBC USA Inc., Credit Suisse, Royal Bank of Canada and Aktiebolaget Svensk Exportkredit (Publ) (Swedish Export Credit Corporation), in each case, as more specifically disclosed in the relevant preliminary offering document referred to herein. The Market-Linked Investments referred to in this document are not sponsored, endorsed, sold or promoted by the publishers of any of the indices referred to in this document, and none of the index publishers make any representation or warranty, expressed or implied, as to an investment in any of the Market-Linked Investments. The index publishers have no responsibility or liability in connection with the administration, marketing or trading of the Market-Linked Investments. Please refer to the relevant preliminary offering documents for more complete information on the index publishers and the relevant licensing agreements. The Market-Linked Investments and other notes described in this Monthly Guidebook have not been approved for public sale in any jurisdiction outside of the United States. As such, all of the Market-Linked Investments and other notes are made available to investors outside of the United States only in accordance with applicable private offering rules.

ARNs®, Accelerated Return Notes®, LIRNs®, Leveraged Index Return Notes®, MITTS®, Market Index Target-Term Securities®, STEPS®, STEP Income Securities®, Strategic Return Notes® and Strategic Accelerated Redemption Securities®, Bull Symbol®, Merrill Lynch®, SRN®, are trademarks of Bank of America Corporation

Merrill Lynch Wealth Management makes available products and services offered by Merrill Lynch, Pierce, Fenner & Smith Incorporated, a registered broker-dealer, member SIPC and other subsidiaries of Bank of America Corporation.

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